CPI AEROSTRUCTURES, INC. 8-K

Exhibit 10.1

SECOND AMENDMENT TO

STOCK PURCHASE AGREEMENT

This Second Amendment (“Second Amendment”) to the Agreement (as defined below) is entered into as of December 20, 2018, by Air Industries Group, a Nevada corporation (“Seller”) and CPI Aerostructures, Inc., a New York corporation (“Buyer”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Agreement.

WHEREAS, Seller and Buyer have entered into a Stock Purchase Agreement, dated as of March 21, 2018 (the “Agreement”), which provides, among other things, for Buyer to purchase and Seller to sell all of the issued and outstanding shares of capital stock of Welding Metallurgy Inc., a New York corporation; and

WHEREAS, Seller, Buyer, Welding Metallurgy, Inc., and Compac Development Corp. have entered into a stipulation and order, dated October 2, 2018 (“October 2 Stipulation and Order”) in CPI Aerostructures, Inc. v. Air Industries Group, Welding Metallurgy, Inc. and Compac Development Corp., Supreme Court, New York County Index No. 653397/2018 (the “Action”); and

WHEREAS, Hon. Charles E. Ramos of the Supreme Court of the State of New York (the “Court”) caused the October 2 Stipulation and Order to be e-filed with the Court on October 2, 2018; and

WHEREAS, paragraph 6 of the October 2 Stipulation and Order required Seller and Buyer to incorporate the terms of the October 2 Stipulation and Order into an amendment to the Agreement; and

WHEREAS, Buyer and Seller could not agree on text to incorporate the pertinent terms of the October 2 Stipulation and Order into an amendment to the Agreement; and

WHEREAS, pursuant to paragraph 7 of the October 2 Stipulation and Order, the Court retained continuing jurisdiction over the Action for all purposes including, but not limited to, enforcing the terms of such Order; and

WHEREAS, pursuant to paragraph 7 of the October 2 Stipulation and Order, on November 9, 2018 the Court entered a further Order (the “November 9 Order”) establishing the document attached as Exhibit 2 thereto (the “First Amendment”) as an amendment to the Agreement that appropriately incorporates the pertinent terms of the October 2 Stipulation and Order; and

WHEREAS, Hon. Charles E. Ramos of the Supreme Court of the State of New York caused the November 9 Order to be e-filed with the Court on November 9, 2018; and

WHEREAS, Buyer and Seller desire to ratify and confirm the First Amendment, and amend the Agreement to provide for a $300,000 reduction in the Target Working Capital amount and certain other matters; and

WHEREAS, the parties to the Action are entering into a further Stipulation as of December 19, 2018 to be so-ordered by the Court to facilitate the transactions contemplated in the Agreement as amended (the “December 19 Stipulation and Order”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Buyer and Seller hereby ratify, confirm and agree to the First Amendment.

2.

At Closing, Seller will deliver to Buyer a duly signed IRS Form 8023.

3.

The reference to “$9,500,000” in the definition of Target Working Capital in Article I of the Agreement is hereby deleted and replaced with “$9,200,000.”

4.

This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

5.

Except as specifically provided in this Second Amendment, no provision of the Agreement, as previously amended by the First Amendment, is modified, changed, waived, discharged or otherwise terminated, and the Agreement, as amended, shall continue to be in full force and effect. This Second Amendment, together with the First Amendment (together, the “Amendments”) and the Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding the previous sentence, the Amendments do not supersede any subject matter of the October 2 Stipulation and Order, the November 9 Order, or the December 19 Stipulation and Order, not expressly provided for in the Amendments including, without limitation, paragraph 7 of the October 2 Stipulation and Order.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first written above by their respective duly authorized officers.

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Name: Michael Recca
Title: CFO

CPI AEROSTRUCTURES, INC.

By:	/s/ Vincent Palazzolo
Name: Vincent Palazzolo
Title: CFO

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